Exhibit 10.31

FIRST AMENDMENT TO THE
11% SENIOR SECURED PROMISSORY NOTES

This First Amendment to The 11% Senior Secured Promissory Notes (this “Agreement”) is made and entered into as of June ___, 2007 (the “Effective Date”), by and between XA, Inc., a Nevada corporation (“XA”) and Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, and Katie & Adam Bridge Partners, L.P. (each a “Purchaser” and collectively the “Purchasers”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, pursuant to Securities Purchase Agreements entered into with the Purchasers on August 8, 2006 (the “Prior Purchase Agreements”), XA sold each of the Purchasers a fifteen month 11% Senior Secured Convertible Promissory Note (the “Prior Notes”), which in aggregate totaled $1,250,000 in Prior Notes;

WHEREAS, XA recently sold an additional $200,000 in twelve month 11% Senior Secured Convertible Promissory Notes on substantially similar terms as the Prior Notes to the Purchasers (other than the maturity date thereof and other revisions which were agreed by the Parties)(the “Follow On Notes”), in connection with the sale of an aggregate of $450,000 in additional notes (the “Follow On Funding”); and

WHEREAS, a negotiated term and provision of the Follow On Funding was the amendment of the maturity date of the Prior Notes to be equal to the maturity date of the Follow On Notes.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1. Amendment To Maturity Date of The Prior Notes.

XA and the Purchasers each individually agree to amend and replace the definition of “Maturity Date” as defined in the introductory paragraph of the Prior Notes to which they are a party, to June 22, 2008 (the “Amendment”). The Parties further agree that any mention to the term Maturity Date in the Prior Notes shall hereafter refer to June 22, 2008.

The Purchasers confirm that they received valid consideration from the sale of the Follow On Notes and that the Amendment was a required term of such Follow On Funding.

XA confirms that it will receive valid consideration from the Amendment.

First Amendment to the
11% Senior Secured Convertible Promissory Notes

2.  Miscellaneous.

(a)
Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)
Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(c)
Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent or such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to the
11% Senior Secured Convertible Promissory Notes

  This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

XA, Inc.

/s/ Joseph Wagner
Joseph Wagner
Chief Executive Officer

Purchasers:

Sands Brothers Venture Capital LLC	Sands Brothers Venture Capital II LLC
By:Scott Baily	By:Scott Baily
Its:COO	Its:COO
Printed Name: Scott Baily	Printed Name:Scott Baily
Sands Brothers Venture Capital III LLC	Sands Brothers Venture Capital II LLC
By:Scott Baily	By:Scott Baily
Its:COO Printed Name:Scott Baily	Its:COO Printed Name:Scott Baily

Katie & Adam Bridge Partners, L.P.
By:Scott Baily
Its:COO
Printed Name:Scott Baily

First Amendment to the
11% Senior Secured Convertible Promissory Notes